                                               Exhibit 10(b)(ii)

                       SERVICE AGREEMENT
                         BY AND BETWEEN

               NEW ENGLAND POWER SERVICE COMPANY

                              AND

                      Granite State Energy
                      --------------------

     This Agreement is made and entered into as of the 1st day of July, 1996 (this "Agreement") by and between Granite State Energy, Inc. ("Client" or "GSEnergy") having offices at 25 Research Drive Westborough, Massachusetts and NEW ENGLAND POWER SERVICE COMPANY ("NEPSCo") having offices at 25 Research Drive Westborough, Massachusetts.

Section 1: Description of Services

     NEPSCo will provide Client with billing related services described in Exhibit A and certain customer services (the
"Services"). The descriptions of the Services to be provided the client are incorporated (Exhibit A) herein and made a part hereof.

Section 2: Extent of Agreement

     NEPSCo shall exercise all reasonable skill, care and diligence in carrying out the Services, shall carry out its duties in accordance with recognized professional standards and shall provide everything reasonably necessary to complete the Services in accordance with the requirements of this Agreement.

Section 3: Term

     This Agreement shall be in effect as of the date hereof and through the final billing cycle for each Customer (as defined in Exhibit A) following termination of the NH Pilot (as defined in Exhibit A), unless earlier terminated by the parties as provided herein. Either party may terminate this Agreement by providing 90 days written notice. Notwithstanding anything to the contrary herein, the obligation to pay the other party money due under this Agreement shall survive expiration and termination of this Agreement. Further, the obligations of the parties in this Agreement shall remain in effect to the extent necessary to comply herewith.

Section 4: Payment Terms

     Payment terms are set forth in Exhibit B, attached hereto and made a part hereof.

Section 5: Limitation of Liability

     In no event shall either party be liable to the other party or to any other third party for any indirect, reliance, multiple, incidental, special, consequential, or punitive damages connected with or arising out of the Agreement, including, but not limited to, from NEPSCo's performance of any Services hereunder, whether or not either party was advised of the possibility of such damages. In no event shall NEPSCo be liable in contract, tort, NHRSA 358-A, or otherwise (including negligence, warranty, or strict liability) for amounts in excess of the total of all amounts earned by NEPSCo in connection with this Agreement, whether or not NEPSCo was advised of the possibility of such damages.

Section 6: Warranties

     NEPSCo and its affiliates, successors and assigns make no WARRANTY OF ANY KIND, EITHER EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE with respect to the Services.

Section 7: Indemnification

     To the fullest extent permitted by law, Client shall indemnify and hold harmless, and at NEPSCo's option, defend NEPSCo and its affiliates, and their officers, directors, employees, agents, servants, and assigns (collectively, "NEPSCO Parties") from and against any and all claims and/or liability for losses, expenses, damage to property, injury to or death of any person, including, but not limited to, Client's employees, NEPSCo's and its affiliates' employees, subcontractors and subcontractors' employees, or any other liability incurred by NEPSCo or its affiliates, including expenses, legal or otherwise, caused wholly or in part by any act or omission, negligent or otherwise of Client, its officers, directors, employees, agents, servants, or assigns arising out of this Agreement, except to the extent caused by any act or omission, negligent or otherwise, of the NEPSCo Parties.

Section 8: Assignment and Subcontracting

     NEPSCo shall not assign or subcontract the Services or any part thereof without Client's written consent, which Client shall not unreasonably withhold.

Section 9: Independent Contractor

     NEPSCo is, and shall at all times remain, an independent contractor.

Section 10: Entire Agreement

     This Agreement constitutes the entire Agreement between the parties with respect to the Services and all previous representations, either written or oral, are hereby annulled and superseded. No modification of any of the provisions of this Agreement shall be binding unless agreed to in writing and signed by a duly authorized representative of each party hereto.

Section 11: No Third Party Beneficiaries

     The work performed by NEPSCo under this Agreement is for Client's use and benefit only, and not for the use and benefit of any other person, party, or entity. Any use of or reliance upon the work product provided under or in connection with this Agreement by any party other than Client shall be at the sole risk of such party. NEPSCo shall have no liability under contract, third party beneficiary theory, tort, strict liability, or otherwise for any third party's use or reliance upon work performed pursuant to this Agreement.

Section 12: Confidentiality

     NEPSCo agrees to take reasonable measures to hold in confidence all pricing related information provided and specifically designated by Client as Confidential Information, other than that of a clearly public nature or that which Client has acquired from other sources, and except as otherwise required to be disclosed by law, regulation or judicial or administrative order.

Section 13: Force Majeure

     NEPSCo shall not be considered in default under this Agreement or responsible in tort, strict liability, contract or other legal theory to Client for damages of any description for any interruption or failure of service or deficiency in the quality or quantity of service, or any other failure to perform if such failure is caused by factors beyond NEPSCo's reasonable control, including without limitation, storm, flood, lightning, earthquake, fire, explosion, equipment failure, civil disturbance, labor dispute, act of God or the public enemy, action of a court or public authority, scheduled or unscheduled withdrawal of facilities from operation for maintenance or repair, or any other cause beyond the reasonable control of NEPSCo; provided, however, that NEPSCo shall use reasonable efforts to remedy or correct any such failure or interruption as soon as reasonably possible.

Section 14: Amendments, Modifications and Assignments

     Except as provided in Section 8 above, this Agreement may not be assigned, amended, modified, superseded, or waived, in whole or in part, except by a written instrument signed by authorized representatives of each of the parties hereto. A waiver in one or more instances of any rights under this Agreement shall not constitute a waiver of such rights for other or future instances.

Section 15: Enforceability

     Should any portion of this Agreement be judicially declared invalid, unenforceable, or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the portion or portions of this Agreement so held to be invalid, unenforceable, or void shall be deemed to have been stricken and the remainder shall have the same force and effect as if said portions or portions had never been included herein.

Section 16: Headings

     Headings are provided herein for the convenience of the parties and shall not be construed to explain or modify any part of this Agreement.

Section 17: Notices

     Except as otherwise provided in this Agreement, any notices under this Agreement shall be in writing and shall be sufficient if delivered by (i) hand, (ii) U. S. Mail, first class postage pre-paid, or (iii) facsimile, with confirmation of receipt to the parties as follows:

For NEW ENGLAND POWER SERVICE COMPANY:

John G. Cochrane
Vice President
25 Research Drive
Westborough, Massachusetts 01582
Phone: (508) 389-2174
Facsimile: (508) 836-4560

For GSEnergy

Arthur Pearson
Marketing Manager
25 Research Drive
Westborough, Massachusetts 01582
Phone: (508) 389-2122

Section 18: Applicable Law

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Hampshire without regard to the principles of conflict of laws contained therein.

     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized representative as of the day and the year first set forth above.

                              GSEnergy

                              By:    s/John H. Dickson

                              Title: President


                              NEW ENGLAND POWER SERVICE COMPANY

                              By:    s/John G. Cochrane

                              Title: Vice President

                            EXHIBIT A
                             SERVICES

GSEnergy has requested that NEPSCo provide it with billing related services for retail customer sales within Granite State Electric Company's franchise territory under the New Hampshire Public Utilities Commission's ("Commission") Retail Competition Pilot Program ("NH Pilot"), which services will be provided consistent with the Commission's rules and orders under Docket No. 95-250. GSEnergy will supply the NEPSCo with rates to be implemented for designed customer classes. NEPSCo will utilize the supplied rates and usage information to calculate the supplier portion of customer bills, then integrate this billing option with Transmission, Distribution and Stranded Cost components (T/D/S) of Granite State Electric's bill in a single mailing to the customer.

Billing services include a single price among all customers within a class on the following rate/pricing structure:

Rate Class Structure             Pricing Schedule
--------------------             ----------------
Residential                      Flat Energy
Residential- Time of Use         On/Off Peak Energy
Residential- High Use
(greater than 25 KWH year)       Flat Energy
Residential- Aggregated (GAC)    Flat Energy
Small C&I- Energy Only           Flat Energy
Small C&I- Demand                Flat Energy & Demand
Large C&I- Demand                On/Off Peak Energy & Demand

The initial establishment of rates will be at no additional cost provided there is only one per Rate Class Structure (e.g. one price option per rate structure). Requests to change the pricing on an existing Rate Class Structure or to add multiple rates within a structure must be submitted in writing at least five business days prior to the requested implementation date. Multiple pricing among customers within a Rate Class Structure will result in the additional charges set forth in Exhibit B.

Definition of Billing Demand:
----------------------------
Billing Demand shall be the greater of:

1) The greatest fifteen-minute peak usage occurring during the On-Peak hours period during the month as measured in kilowatts for each Account, or

2) 90% of the greatest fifteen-minute peak usage occurring during On-Peak hours period during the month as measured in kilovolt-amperes for each Account where kilowatt Demand exceeds
75 kilowatts, or

3) 80% of the greatest Billing Demand as so determined above during the preceding eleven months.

Note: On-Peak denotes the hours of 8:00 am - 9:00 pm, Monday thru
Friday, except holidays. Off-Peak periods are 9:00 pm - 8:00 am, Monday thru Friday and all day Saturdays, Sundays, and holidays.
Holidays are New Years Day; Presidents Day; Memorial Day;

Independence Day; New Hampshire Day; Columbus Day; Thanksgiving
Day; and Christmas Day.

Customer Payment:
----------------
Upon receipt of payments by Granite State Electric Company ("GSEC") for customers purchasing electric energy from GSEnergy ("Customer"), NEPSCo will ensure that the portion of revenue attributable to sales of electric energy by GSEnergy is forwarded to GSEnergy, including, without limitation, GSEnergy's proportionate share of any Service Fees (as defined below) received by midnight of the business day following receipt of payment by GSEC, e.g., payments received on Monday will be forwarded to GSEnergy by midnight on Tuesday. Payments made to GSEnergy will be made in a lump sum representing all Customer revenue received on behalf of GSEnergy for a given day. These lump sum payments to GSEnergy will be made via an Automated Clearinghouse (ACM) transaction and credited to a pre-determined GSEnergy bank account. GSEnergy must provide NEPSCo with the name of the receiving Bank routing and transit number (ABA number) and Bank account number to facilitate this transfer. The GS Energy credited amount will be accompanied by an electronic file which provides a detailed payment summary for each individual Customer.

If GSEnergy is credited with a customer payment under the immediate preceding paragraph hereof and the Customer's payment is not honored for any reason by the Customer's bank, then the amount credited to GSEnergy for such Customer's electric energy will be charged back to GSEnergy and included in the nightly transmission of customer payment records.

Existing service fees ("Service Fees"), such as interest charges for unpaid balances, shall remain in effect and be assessed, as applicable, to each Customer account. The cash posting sequence for Customer payments is detailed below:

Cash Posting:
------------
The following cash posting sequence will be in effect upon receipt of a Customer's payment.

A.   Granite State Cash Posting:
     --------------------------
     1)   Rental Arrears
     2)   Arrears 120 Days and Greater
     3)   Arrears, 90 Days
     4)   Arrears, 60 Days
     5)   Arrears, 30 Days
     6)   Rental Current
     7)   Net Current Balance
     8)   Miscellaneous Arrears
     9)   Miscellaneous Current
     10)  Charge off Transfer Balance

Note: Following the Granite State Electric Cash posting sequence outlined above, remaining dollars will be credited to GSEnergy as follows:

B.   GSEnergy Cash Posting:
     ---------------------
     1)   Arrears 120 Days and Greater
     2)   Arrears, 90 Days
     3)   Arrears, 60 Days
     4)   Arrears, 30 Days
     5)   Net Current Balance

Note: Following the GSEnergy cash posting sequence outlined above, any remaining dollars i.e credit balance, will be held and applied to the Granite State Electric net current balance.

Collection of Final Billed Accounts:
-----------------------------------
If GSEnergy or a Customer terminates service for any reason, NEPSCO will issue a final bill to the Customer. If after 21 billing cycles a balance remains outstanding, we will issue a reminder bill and message to the Customer. This process will be repeated after 42 billing cycles if necessary. If after 63 billing cycles a Customer's balance remains unpaid, NEPSCo will remove this Customer from our billing records and forward to GSEnergy a hard copy report of any uncollected balance for further collection action if so desired.

Collection Notices:
------------------
NEPSCo has created three levels of collection bill messages to print on an GSEnergy customer's bill. NEPSCo will work with GSEnergy to modify the wording and dollar parameters used to generate a message on a customer's bill. Requests to amend any notice or dollar parameter used to generate such notices will result in additional charges in accordance with Exhibit B.

Reporting:
---------
NEPSCo has the ability to develop customized reports outlining pertinent information such as: sales, cash receipts and aging of accounts receivables for all of GSEnergy's customers. Requests to create a customized report will result in additional charges in accordance with Exhibit B.

Billing Adjustments:
-------------------
NEPSCo will make its Customer Service staff available to GSEnergy on a requested basis and at additional cost for the purpose of applying general adjustments to the GSEnergy portion of a customer's account. Charges for such services are set forth in Exhibit B.

Customer Service:
----------------
NEPSCo has the ability, knowledge and resources to provide optional Customer Services to GSEnergy. These services include but are not limited to, providing customer service representatives to answer phone calls from GSEnergy's customers. NEPSCo will provide GSEnergy with a unique 800 phone number printed on the supplier portion of your customer's bill. Phones will be answered using GSEnergy's name and our representatives will be trained to respond to a wide variety of call types.

Charges for such services are set forth in Exhibit B.

Notice of Modifications:
-----------------------
GSEnergy shall submit all requests for modification to services via certified mail to the following:

Massachusetts Electric Customer Service & Operations Center
c/o David A. Falkowski
Manager - Billing & Systems
55 Bearfoot Road
Northboro, MA 01532

                           EXHIBIT B
                            PRICING

Charges for Billing of Supplier Use:
-----------------------------------
The costs outlined below apply to all standard billing related services set forth in Exhibit A, but does not include non-standard services specifically excluded under Exhibit A that result in additional charges. The following fee schedule applies on a per bill generated basis.

Rate Class                      Billing Cost
----------                      ------------
D-1 $1.42
D-20                            $1.62
T-1 $1.54
G-6 $1.77
G-7 $1.55
G-8 $1.33
V-1 $1.41

Requests for multiple pricing within a Rate Class Structure will result in additional charges based upon an hourly rate of $65.00.

Requests for making general billing adjustments will be serviced at a charge of $5.00 per customer adjustment.

Invoices/Payment Terms:
----------------------
GSEnergy will receive a monthly invoice from NEPSCo. Payment is due upon receipt. Upon the expiration or termination of the parties' obligations under this Agreement, any monies or other charges due to either party to this Agreement shall be paid within 30 days; provided, however, any refund that arises under Price Adjustment below shall be payable from NEPSCO within 30 days from the date that it has the necessary information to calculate the true up pricing. Bills not paid within the 30 days by either party shall bear interest at the rate of 1-1/2% per month on any unpaid balance.

Collection Notices:
------------------
GSEnergy will be charged on a time and expense basis at actual cost to amend any notice or dollar parameter used to generate such notices.

Reporting:
---------
NEPSCo will review any request to create a customized report and charge GSEnergy on a time and expense basis at actual cost to develop such reports.

Charges For Optional Customer Service:
-------------------------------------
Optional customer service support will be charged on a time and expense basis at actual cost.

Additionally, GSEnergy will be invoiced for any incremental phone company charges incurred as a direct result of GSEnergy's customer service phone number.

Price Adjustment:
----------------
The charges for customer service and billing related services set forth herein will be adjusted to reflect actual costs incurred by NEPSCo based upon the Public Utility Holding Company Act of 1935 and SEC regulations and orders. Said adjustments will be calculated annually following the close of each calendar year applicable to this Agreement.

Tax Implications:
----------------
As a supplier, GSEnergy will be responsible to collect and pay all applicable State and/or Federal taxes associated with this pilot.